UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of principal executive offices) (Zip Code)

(714) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	OMQS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 16, 2021, Omniq Corp. (the “Company”) held its annual meeting of shareholders (the “Meeting”). A total of 5,683,007 shares of common stock and 400,000 shares of Series C Preferred Stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposals:

(i)	The election of six (6) members of the board of directors of the Company (the “Board”) to serve until the next annual meeting to be held in 2022 or until their successors have been duly elected and qualified;

All the director nominees were elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Shai S. Lustgarten	4,592,910	11,502	1,078,595
Andrew J. MacMillan	4,413,991	190,421	1,078,595
Neev Nissenson	4,571,247	33,165	1,078,595
Yaron Shalem	4,414,924	189,488	1,078,595
Guy Elhanani	4,590,611	13,801	1,078,595
Itzhak Almog	4,590,611	13,801	1,078,595

(ii)	The ratification of the appointment of Haynie & Company to serve as the Company’s independent registered public accounting firm for fiscal year 2021;

The ratification of the appointment of Haynie & Company to serve as the Company’s independent registered public accounting firm for fiscal year 2021 was approved and the votes were cast as follows:

For	Against	Abstain
5,613,259	33,359	351

(iii)	The adoption of the Company’s 2021 Equity Incentive Plan;

The Company’s 2021 Equity Incentive Plan was approved and the votes were cast as follows:

For	Against	Abstain
4,332,538	244,274	27,600

As of the record date for the Meeting, 7,459,045 shares of common stock and 544,500 shares of Series C Preferred Stock were issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2021

OMNIQ CORP.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO